PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Craig Rodenberger

SVP, Chief Marketing Officer

717-721-5279

crodenberger@epnb.com

ENB FINANCIAL CORP TO ACQUIRE CECIL BANCORP, INC.

AND ITS WHOLLY-OWNED SUBSIDIARY CECIL BANK

EPHRATA, PA, [August 13, 2025] ENB Financial Corp (OTCQX: ENBP) (“ENB” or the “Corporation”), bank holding company for The Ephrata National Bank, announced today the execution of a definitive agreement with Cecil Bancorp, Inc. (“Cecil”), headquartered in Elkton, MD, whereby ENB will acquire Cecil and its wholly owned subsidiary Cecil Bank.

Speaking on behalf of ENB, Jeffrey S. Stauffer, Chairman, President and CEO of ENB stated, “This transaction furthers ENB’s strategic plan of delivering consistent, profitable organic growth while pursuing selective, value-enhancing inorganic growth. We believe that our successful community bank model, refined over decades, will be extremely well received in this tangential market, which offers favorable demographics and has a clear appetite for a relationship-focused bank. ENB has a full line of banking, insurance, and wealth management services that will meet the evolving needs of this market and enrich the experience for Cecil Bank’s customers.”

Rachel G. Bitner, EVP, Chief Financial Officer of ENB continued, “We also believe that this transaction will enhance shareholder value by providing ENB with a significant opportunity to grow earnings faster than may be achieved solely by organic means. Based upon cost savings currently projected at 40% when fully phased in, utilization of Cecil’s tax attributes as permitted by tax laws, and acquisition-related purchase accounting and other efficiencies, we anticipate this transaction will generate earnings per share accretion for ENB of approximately 17% in 2026 and approximately 18% in 2027. As those earnings benchmarks are achieved, it will provide ENB with the opportunity to enhance our generous dividend to our shareholders and should positively impact our stock price.”

Cecil Bank operates four bank center locations spanning Cecil County, Maryland. Established in 1959, Cecil Bank is a full-service community bank serving businesses, individuals, and community organizations. As of June 30, 2025, Cecil Bank had approximately total assets of $222 million, total deposits of $192 million, and total loans of $163 million.

Pursuant to the terms of the definitive agreement, Cecil shareholders will receive $1.85 in cash for each share of Cecil common stock that they own as of the closing date, subject to adjustments as provided in the definitive agreement. The transaction is valued at approximately $30.8 million. The transaction has been unanimously approved by the boards of directors of both companies. It is subject to Cecil stockholder approval, regulatory approvals, and other customary closing conditions. The definitive agreement contains customary “deal protection” provisions including a “termination fee” payable to ENB upon certain events delineated in the definitive agreement.

Currently, the transaction is expected to close in the first quarter of 2026, after all such conditions provided in the definitive agreement are met.

Mr. Stauffer further stated, “We are excited to welcome Cecil Bank and its customers as The Ephrata National Bank expands its presence into the northern and eastern Maryland market. We certainly look forward to sharing our commitment to community banking with customers and other stakeholders in the Cecil County market. Over the next few years, we expect to enhance our presence in eastern and southern Lancaster County to ensure a seamless network for our customers from Berks County to northern and eastern Maryland.”

Based on the financial results as of June 30, 2025, the combined company would have pro forma total assets of $2.5 billion, total deposits of $2.1 billion, and total loans of $1.6 billion. Once the acquisition and related transactions are complete, The Ephrata National Bank will have 18 community banking offices in Pennsylvania and Maryland, offering a full range of integrated financial services including banking and trust. Further, as this is a market expansion transaction, The Ephrata National Bank plans to retain many of Cecil Bank’s employees, specifically in the areas directly serving customers.

William H. Cole, IV, Chair of Cecil Bancorp, Inc. and an 18 year Board member, stated “The Ephrata National Bank is an ideal partner who values and invests in their clients, community and employees, and they will bring these positive attributes to our franchise.”

“We’re excited to join forces with a bank that understands the importance of community commitment and local service,” said William Knott, President and CEO of Cecil Bank. “Together, we can provide even more robust financial solutions while maintaining the local feel and trust our customers depend on.”

Performance Trust Capital Partners, LLC is serving as exclusive financial advisor to ENB Financial Corp. and rendered a fairness opinion to the Board of Directors of ENB. Bybel Rutledge LLP is serving as legal counsel to ENB Financial Corp. Hovde Group, LLC is serving as exclusive financial advisor to Cecil Bancorp, Inc. and rendered a fairness opinion to the Board of Directors of Cecil. Nelson Mullins Riley & Scarborough LLP is serving as legal counsel to Cecil Bancorp Inc. For more information regarding ENB Financial Corp and Cecil Bancorp, Inc., please visit enbfc.com and www.cecilbank.com, respectively.

About ENB Financial Corp

ENB Financial Corp, headquartered in Ephrata, PA, is the bank holding company for its wholly-owned subsidiary The Ephrata National Bank. The Ephrata National Bank operates from fourteen full-service locations in Lancaster County, southeastern Lebanon County, and southern Berks County, Pennsylvania, with the headquarters located at 31 E. Main Street, Ephrata, PA. The Ephrata National Bank has been serving the community since 1881. For more information about ENB Financial Corp, visit the Corporation’s web site at www.enbfc.com.

About Cecil Bancorp, Inc.

Cecil Bancorp, Inc., headquartered in Elkton, MD, is the bank holding company for its wholly-owned subsidiary Cecil Bank. Cecil Bank is a state-chartered community bank established in 1959 and headquartered in Elkton, MD. Cecil Bank serves Cecil County from its headquarters location and three additional branches located in North East, Rising Sun and Elkton. Cecil Bank is a member of the FDIC and an Equal Housing Lender. For more information, visit www.cecilbank.com.

Caution Regarding Forward-Looking Statements

This information presented herein contains forward-looking statements. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the proposed merger between ENB and Cecil, (ii) ENB’s and Cecil’s plans, obligations, expectations and intentions, and (iii) other statements presented herein that are not historical facts. Words such as “anticipates”, “believes”, “intends”, “should”, “expects”, “will” and variations of similar expressions are intended to identify forward-looking statements. These statements are based on the beliefs of the respective managements of ENB and Cecil as to the expected outcome of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, and degree of occurrence. Results and outcomes may differ materially from what may be expressed or forecasted in forward-looking statements. Factors that could cause results and outcomes to differ materially include, among others, the ability to obtain required regulatory and stockholder approvals and meet other closing conditions to the transaction; the ability to complete the merger as expected and within the expected timeframe; disruptions to customer and employee relationships and business operations caused by the merger; the ability to implement integration plans associated with the transaction, which integration may be more difficult, time-consuming or costly than expected; the ability to achieve the cost savings and synergies contemplated by the merger within the expected timeframe, or at all; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including real estate values and collateral values; deposit flow; the impact of competition from traditional or new sources; and, the other factors detailed in ENB’s publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. ENB and Cecil assume no obligation to revise, update or clarify forward-looking statements to reflect events or conditions after the date of this press release.

No Offer or Solicitation

The information presented herein does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.